Registration No. 333-__________
As filed with the Securities and Exchange Commission on August 6, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

ARGAN BEAUTY CORP.
 (Name of small business issuer in its charter)

Nevada	4700	EIN 33-1227949
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

INCORP SERVICES, INC.
 2360 Corporate Circle Suite 400, Henderson NV 89074-7722
Tel: (702) 866-2500, Fax: (702) 866-2689
 (Address, including zip code, and telephone number,
including area code, of agent for service)
______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer     ☐  Smaller reporting company    ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	4,000,000	$0.02	$80,000	$10.91

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARGAN BEAUTY CORP.
Up to a Maximum of 4,000,000 Common Shares
At $0.02 per Common Share

This is the initial offering of common stock of Argan Beauty Corp. (“AB Corp.”) and no public market currently exists for the securities being offered.  We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Vitaliy Gorelik, an officer and director of AB Corp. intends to sell the common shares directly.  No commission or other compensation related to the sale of the common shares will be paid to Mr. Vitaliy Gorelik. The intended methods of communication include, without limitations, telephone, and personal contact.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.02	Not Applicable	$80,000
Total	$0.02	Not Applicable	$80,000

AB Corp. is a development stage company and currently has no operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Argan Beauty Corp. that includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:
1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;
3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
4. On the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;
2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and
3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and
5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF AB CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	15
AND RESULTS OF OPERATIONS	17
DESCRIPTION OF BUSINESS	19
FACILITIES	21
EMPLOYEES AND EMPLOYMENT AGREEMENTS	21
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	25
D DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25
LEGAL MATTERS	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “AB CORP.” REFERS TO ARGAN BEAUTY CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ARGAN BEAUTY CORP.

We were incorporated in the State of Nevada on April 15, 2013.   Argan Beauty Corp. (or "the company" or "AB CORP.") is a distributor of Argan oil and Argan oil products to stores, spas, massage therapy offices and individuals in Germany. We intend to bring the 100% pure and organic Argan Oil and skin products made with Argan Oil directly from the manufacturers in Morocco to Germany and in the future to the rest of Europe. We expect to generate revenues from sales of our products to individual customers and commercial customers such as spas, stores and massage therapy offices.  Both individual and commercial customers will be able to order our products by telephone, our website www.arganbeautycorp.com using our special contact form, or directly at an arranged meeting with our representative. We will import 100% pure Argan Oil and all the skin care products made with Argan Oil straight from the manufacturer in Morocco and deliver them to our clients in Germany without the help of commission base agents.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we need ($10,000) and pay ongoing legal fee associated with this offering ($10,000); we require a minimum of $20,000 for the next twelve months as described in our Plan of Operations.  Our monthly burn rate is approximately $1,667. This is a simple monthly estimate of company’s expenses that include all the expenses described in our plan of operations; it is calculated by dividing $20,000 by 12 months. Being a development stage company, we have very limited operating history. The present capital will not be sufficient to fund our operation for any period of time at this burn rate. We depend on funds from this public offering. If we raise less than 25% of the offering, we will spend our proceeds as described in the $20,000 scenario. We will utilize funds from Vitaliy Gorelik, our Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses; however, Mr. Gorelik has made no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  A more detailed breakdown of costs is included in our plan of operations.  The month on which we will run out of funds will depend on the amount of funds we raise in this offering.

Our principal executive office is located at Faraday Str. 31, Leipzig, Germany, 04159. Our telephone number is 49 (0) 173 8264 717.

From inception on April 15, 2013 until the date of this filing, we have had limited operating activities.  Our financial statements from inception on April 15, 2013 through May 31, 2013 report no revenues and a net loss of $651.  Our independent registered public accounting firm has issued an audit opinion for AB CORP. that includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We do not anticipate earning revenues until such time as we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell our products.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	ARGAN BEAUTY CORP.
Securities Being Offered:	4,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:
The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Net Proceeds	$80,000
Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus. 3,000,000 shares held by our President, Vitaliy Gorelik.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on April 15, 2013 and to date have been involved primarily in organizational activities.  We have not yet commenced business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We estimate “significant losses” to be up to $80,000 which is our maximum offering. Our losses could be higher after the first twelve months period. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of distributing Argan Oil and Argan Oil skin products to Germany. We will need the funds from this offering to commence activities listed in our business plan.  As of May 31, 2013, we had cash in the amount of $3,065 and liabilities of $716.  We currently do not have any operations and we have no income.

 WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $651 for the period from our inception on April 15, 2013 to May 31, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. KLJ & Associates, LLP, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in AB CORP. is suitable.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As a distribution company, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers, as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our products or services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

At this time we have no signed purchase agreement with any of our potential customers. We have only made verbal agreements with 4 local clients: Sports & Spa Wellness, Natur & Fein Store, Sachsen Therme Spa and Club and Massagepraxis Kroß Massage Clinic. There is no guarantee we will ever conduct business with these customers or any other customers.  Even if we obtain business from the above listed customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell our products at prices that generate a profit.

WE ARE SUBJECT TO BUSINESS RISKS AND INCREASING COSTS ASSOCIATED WITH THE TRANSPORTATION OF OUR PRODUCTS THAT ARE LARGELY OUT OF OUR CONTROL, ANY OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are subject to business risks and increasing costs associated with the transportation of our products that are largely out of our control, any of which could adversely affect our business, financial condition and results of operations. The factors contributing to these risks and costs include weather, excess capacity in the transportation industry, interest rates, fuel prices and taxes, fuel surcharge collection, impact on liquidity from the lag between higher payments for fuel and the collection of higher fuel surcharges in a rising fuel cost environment, terrorist attacks, insurance premiums and self-insurance levels, difficulty in recruiting and retaining qualified drivers, the risk of outbreak of epidemical illnesses, the risk of widespread disruption of our technology systems, and increasing equipment and operational costs. Our results of operations may also be affected by seasonal factors.

THE DISTRIBUTION INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS; WE ARE IN THE MIDST OF AN INDUSTRY AND GENERAL ECONOMIC SLOWDOWN OR RECESSION THAT COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS.

Distribution services historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand.  We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates.  At this time, we cannot predict the severity or duration of the slowdown and we cannot assure that our business will not be materially adversely affected if it continues or worsens.  Accordingly, you are likely to lose your entire investment if the current slump in distribution industry continues.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes small and midsized companies, and many of them may sell the same products at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription that could preclude or delay the return of money to you.

IF WE ARE UNABLE TO RECRUIT, MOTIVATE AND RETAIN QUALIFIED PERSONAL, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

The success of our business will depend upon our ability to attract and retain through independent contractor or other arrangements, qualified employees who possess the skills and experience necessary to meet the needs of our operations. We will compete in markets in which unemployment is generally relatively low and the competition for skilled employees is intense.

We cannot assure that qualified employees will be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified personal, could materially and adversely affect our business, financial condition, results of operations and cash flows.

BECAUSE OUR CURRENT PRESIDENT AND OFFICERS DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Vitaliy Gorelik, our President, currently devotes approximately 25 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Gorelik to our company could negatively impact our business development.

Caroline Bastidas, our secretary and executive officer, currently devotes approximately 30 hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Bastidas to our company could negatively impact our business development.

OUR PRESIDENT MR. GORELIK INFORMALLY AGREED TO ADVANCE US THE FUNDS NECESSARY TO PAY PROFESSIONAL FEES AND OPERATING EXPENSES; HOWEVER, HE HAS NOT LEGALLY OBLIGATED TO PROVIDE SUCH FUNDING POTENTIALLY CAUSING OUR BUSINESS TO FAIL.

Mr. Gorelik informally agreed to advance us the funds for professional fees and operating expenses; however, he has not formally agreed to do so and therefore not legally obligated to provide such funding. Since we have no formal agreement with Mr. Gorelik for the advancement of funds, Mr. Gorelik may fail to advance us the funds, if needed.

OUR PRESIDENT, WHO IS ALSO A PROMOTER, WILL HOLD 60% OF OUR OUTSTANDING SHARES OF COMMON STOCK AFTER THE OFFERING AND CONTROL US.

Our sole director, who is also a promoter will hold 60% of our outstanding shares of common stock after the offering and controls us. As a result, Mr. Gorelik will be able to elect all of our directors and control our operations.

OUR EXECUTIVE OFFICERS AND DIRECTOR DO NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our executive officers and director do not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Also, our executive’s officers’ and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

WE HAVE NO REVENUE AND LIMITED ASSETS

We have no revenue and limited assets and our registered certified public accountants have issued an opinion expressing substantial doubt about our ability to continue as a going concern; our limited operations and the likelihood that we will incur losses for the foreseeable future represent material risks to our potential investors.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between AB CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

At this time our business plan does not allow us for the payment of the estimated $10,000 cost of this registration statement.  If necessary, Mr. Gorelik, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE HAVE ELECTED TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS UNDER SECTION 102(B)(1).  AS A RESULT OF THIS ELECTION OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

AB CORP. has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result our financial statements may not be comparable to companies that comply with public company effective dates.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $80,000 as anticipated.

	$ 20,000	$ 40,000	$ 60,000	$ 80,000
Legal and professional fees	$10,000	$10,000	10,000	10,000
Order products	$5,000	$10,000	22,000	42,000
Establishing an office	$850	$6,000	13,000	13,000
Advertising	$500	$500	500	500
Web development	$450	$1,500	2,500	2,500
Car	$3,200	$12,000	12,000	12,000
	$20,000	$40,000	$60,000	$80,000

We will allocate our proceeds as described in each of the scenarios described in the Use of Proceeds table and the following disclosures.

Regardless of the amount of funds raised we will initially seek to use the proceeds of the offering to cover our legal and professional fees of $10,000 for all of our scenarios.

$20,000

Legal and professional fees will include legal fees, accounting fees, audit fees, Edgar filling fees, transfer agent fees;

AB CORP’s legal and professional fees are estimated to be $10,000 for the year, regardless of the amount of funds raised in this offering.

Ordering products section will consist of potential orders of all the products.

We intend to purchase products utilizing proceeds from this offering and funds from Mr. Gorelik if necessary.  Our first order will be in the amount of $5,000.

Establishing an office will include all the costs of establishing and maintaining an office/storage space, furniture, technology (computer, printer), office supplies, communication (telephone, internet). To start establishing an office will cost us $550 for laptop, $300 for four chairs. We are currently using our director's home office for business purposes; we do not pay rent to Mr. Gorelik and have no arrangements to pay the rent in the future.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500.  This will be true for all our scenarios.

Web development column will consist of costs of developing and hosting our website, potential upgrades and additions. The cost of initial web development will cost us $300. Twelve months hosting with registration of our domain www.arganbeautycorp.com will cost the Company $150.

For delivering our products we will be using Vitaliy Gorelik’s car (2009 Chevrolet). Mr. Gorelik will bill us $.25 per each km driven after we realize some revenue. We are not including this expense in the use of proceeds table because these costs will be paid out of the revenue that we will generate. We will not use the proceeds from this offering to pay Mr. Gorelik for this expense. We are expecting to be renting a car for $3,200 per year by the end 2013.

If we raise more than $20,000 in this offering we will use our proceeds as follows under each offering scenario:

$40,000

Legal and professional fees will include legal fees, accounting fees, audit fees, Edgar filling fees, transfer agent fees;

AB CORP’s legal and professional fees are estimated to be $10,000 for the year regardless of the amount of funds raised.

Order products expenses: will increase to $10,000 as we will purchase additional products to keep in our inventory.

Establishing an office expenses: we expect to rent an office space (approx. 200 sq ft) in the beginning of 2014. The estimated cost of rent per year: $6000.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500 regardless of the amount of funds raised in this offering.

Web development expenses: will increase to $1,500 as extra funds will be paid to web developer to add additional features and improve our website.

Car expenses: will increase to $12,000 as we will purchase a car (2009-2011 Chrysler Town & Country).

$60,000

Legal and professional expenses: will stay the same regardless of the amount of funds raised in this offering.

Order products expenses: will increase to $22,000 as we will purchase additional products to keep in our inventory.

Establishing an office expenses: will increase to $13,000 as we will purchase additional computers and furniture and we will rent an office space with storage (approximately 500 sq. feet) in the center of Leipzig.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500.

Web development expenses: will increase to $2,500 as extra funds will be paid to web developer to add additional features and improve our website.

Car expenses: will stay at $12,000.

$80,000

Legal and professional expenses: will stay the same regardless of the amount of funds raised in this offering.

Order products expenses: will increase to $42,000 as we will purchase additional products to keep in our inventory.

Establishing an office expenses: will stay at $13,000.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500.

Web development expenses: will stay at $2,500.

Car expenses: will stay at $12,000.

If we are unable to raise at least $25,000 we will allocate our proceeds as described in the $25,000 scenario. We will initially seek to use the proceeds of the offering to cover our legal and professional fees of $10,000 as stated in the Use of Proceeds table and then allocate the remaining proceeds to other uses proportionally as described in the $25,000 scenario. We will also seek to raise additional funds through the sale of our common stock or obtain additional loans from our director.  We do not have any arrangements to raise additional funds or obtain loans as of today.

We intend to hire two employees as soon as our operations grow estimated to be at the end of December 2013.  Our employees will be compensated solely by commission payments based on their performance. The payment to our employees will come from our product sales. Proceeds of this offering will not be used to pay our employees.

If necessary, Mr.Gorelik, our president, has verbally agreed to loan the company funds to complete the registration process and to implement our complete business plan.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our director and officers for common equity since the Company’s inception on April 15, 2013. There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Mr. Gorelik, our director and president, paid $.001 per share for the 3,000,000 common shares.

Assuming completion of the offering, there will be up to 7,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$ 80,000	$ 60,000	$ 40,000	$ 20,000
Percentage of funding	100%	75%	50%	25%
Amount of new funding	$80,000	$60,000	$40,000	$20,000
Offering price	$0.02	$0.02	$0.02	$0.02
Shares after offering	7,000,000	6,000,000	5,000,000	4,000,000
Book value before Offering per share	$0.0008	$0.0008	$0.0008	$0.0008
Increase per share	$0.0110	$0.0096	$0.0077	$0.0048
Book value after Offering per share	$0.0118	$0.0104	$0.0085	$0.0056
Dilution to investors	$0.0082	$0.0096	$0.0115	$0.0144
Dilution as percentage	41%	48%	58%	72%

Based on 3,000,000 common shares outstanding as of May 31, 2013 and total stockholder’s equity of $2,349 utilizing audited May 31, 2013 financial statements.

As of May 31, 2013, the net tangible book value of our shares of common stock was $3,000 or approximately $ 0.001 per share based upon 3,000,000 shares outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $3,065 as of May 31, 2013.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Mr. Gorelik, our president, who has informally agreed to advance funds to us. Our president has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

Our sales and marketing strategy will expand our customer's base as quickly as possible. The marketing thrust will consist of direct contact to the responsible personal at stores, spas, massage therapy offices, the distribution of our product list along with our guarantee of fast delivery to our potential customers, and direct mailing to new high worth individuals using the resources of a list company.

We will not be conducting any product research or development. We do not expect to purchase or sell plant of any kind. Upon completion of our public offering, our specific goal is to profitably sell our products. Our plan of operations is as follows:

	$ 20,000	$ 40,000	$ 60,000	$ 80,000
Legal and professional fees	$10,000	10,000	10,000	10,000
Order products	$5,000	10,000	22,000	42,000
Establishing an office	$850	6,000	13,000	13,000
Advertising	$500	500	500	500
Web development	$450	1,500	2,500	2,500
Car	$3,200	12,000	12,000	12,000

LEGAL AND PROFESSIONAL FEES

Period: 1-12 months

Legal fee associated with this offering is estimated to be $10,000.

ORDER PRODUCTS

Period 5-8 months
We will order sufficient amount of Argan Oil products from different suppliers in Morocco, our minimum cost are: $5,000 if we raise 25% from our offering; $10,000 if we raise 50% from this offering; $22,000 if we raise 75% from this offering; and, $42,000 if we raise 100% from this offering.

ESTABLISHING AN OFFICE

Period: 3-5 months
If the Company realizes 25% sales from our offering, we will purchase office equipment such as computer (laptop): $550, office table and few chairs: $300.

If the Company sells 50% of stock from our offering, we will rent an office (200 sq. ft), estimated cost for rent: $6,000 per year. If the company sells 75-100% of stock from our offering we will purchase additional computers and furniture as well as we will rent a bigger office space with storage (approximately 500 sq. feet) in the center of Leipzig. Cost of lease and furniture expenses for a year $13,000.

ADVERTISING OUR PRODUCTS TO POTENTIAL CLIENTS

Period: 8-10 months
Realizing 25%-100% sales of common stock from our offering, AB CORP will receive our products from the supplier in Morocco.  The Company will deliver our products to our potential customers.  We will advertise our products by printing our products list brochures for our potential clients and it will cost us approximately $500.

AB CORP will begin approaching spas, massage offices and natural product and skin care stores and offering our products and services to their representatives; negotiating price, payment details, delivery times.

The Company will begin blogging, e-newsletters, social networking, searching engine optimizer (SEO).

We will follow up with our current customers and try to generate new referrals as well as continue looking for potential customers throughout the territory of Europe.

WEB DEVELOPMENT

Period: 1-3 months
Twelve months hosting with registration of our domain will cost the company $150 (www. hostgator.com). To create our website www.arganbeautycorp.com we will pay our web designing firm Smart Creations $300. The website will include information about us and our product including our product uses, maps and directions for locas,  twitter and youtube links, as well as the contact form to reach us.  If we realize 50% sales from our offering, we will pay additional $1,350 to add sample projects slideshows realized in 3D, video galleries of product demos, customizable forms to capture valuable info from customers and an addition of PayPal account to offer a reliable way to make payments to the company account. If the company realizes 75%-100% of sales from our offering, additional Future Website Maintenance to pages will be required for our website including updating links and making minor changes to a sentence or paragraph. It does not include major page reconstruction, new pages, guestbooks, discussion webs, navigation structure changes. Major page code and/or graphics changes and additions will be made by our designer.  This will cost us additional $1,000.

BUYING A CAR, HIRING EMPLOYEES, NEW AGREEMENTS

Period: 10th -12th month
To start delivering our products we will be using Vitaliy Gorelik car (2009 Chevrolet). Mr. Gorelik will bill us $.25 per each km driven only after we realize some revenue.  We did not include this expense in the Use of Proceeds table because these costs will be paid out of the revenue that we will generate. We will not use the proceeds from this offering to pay Mr. Gorelik for this expense.

If the Company realizes 50% sales from our offering we will lease one car that will be used for deliveries in addition to Mr. Gorelik’s car.  This will cost us $3,200 for the year. If we raise 75%-100% of sales from this offering AB CORP will purchase an additional car for our operations. The number of new cars will depend on the amount of revenue that we have available. We will purchase 2009-2011 Chrysler Town & Country car (cost estimated $12,000).

In this term we also plan to hire one or two sales representatives and one or two drivers to make deliveries to our potential clients. Compensation will be in form or commission payment from sales.

Total: $20,000

To implement our plan of operations $10,000 and pay ongoing legal fee associated with this offering $10,000 we require a minimum of $20,000 for the next twelve months as described in our Plan of Operations.  If we only sell 25% or less of our offered shares we will still seek to implement our plan of operations.  If we require an additional investment to implement our plan of operations and can not raise it through our offering, Mr. Gorelik informally agreed to advance us the funds for professional fees and operating expenses; however, he has not formally agreed to do so and therefore not legally obligated to provide such funding.  We have no written agreement that after twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Until we start to sell our products we do not believe that our operations will be profitable. If we are unable to attract customers to order supplies with us we may have to suspend or cease operations.

Mr. Gorelik, our president, will be devoting approximately 25 hours per week of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, our president has agreed to commit more time as required. Because Mr. Gorelik will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations

From Inception April 15, 2013 to May 31, 2013

During this period we incorporated the company, prepared a business plan and hired a web designer company Smart Creations to develop our website.

With the expansion of the company we intend to order different variety of products from different manufacturers/suppliers in Morocco in order to have an extensive product list and sign agreements with customers/commercial buyers throughout Germany.

We have hired web designers at Smart Creations, to develop our website www.arganbeautycorp.com. The following sections will be added: Home/About us/ Products/Contact us/ Argan Oil/ Argan Oil Uses.  Our customers will be able to submit order requests and/or contact us via email linked to our website.  In addition these are some of the key points for our website development: customizable forms to capture valuable info from customers, addition of order forms to make it faster and easier for our customers to order products online, maps and driving directions for locals, Twitter account will also be added as a way of communicating with potential clients. The goal is to design a website to fully work in multiple browsers and multiple versions of code/pages.  We will bring corporate design and clear message to our customer in Deutschland.  Smart Creations represents and warrants that the website will be supported by the following versions: Microsoft® Internet Explorer versions 5 and higher, Netscape Navigator/ Communicator version 4 and higher, Mozilla Firefox version 1.0 and above. The website will also include a mobile version in order for it to be viewed on the cellular phone. While the Contractor will make reasonable efforts to design a fully-functional website, Smart Creations warranty does not cover AOL, text-based browsers or requested special effects that were not advised by Contractor. The website will be operational by the end of August 2013.  It will cost $300 to complete our website at this time and $150 domain hosting for the year.

Our loss since inception is $651 for filing costs related to the incorporation of the Company and cost of Nevada business license and bank fees.  In the first quarter we used our cash we had to pay expenses associated with this offering.  Our current cash on hand will be used to pay the fees and expenses of this offering.

Since inception, we have sold a total of 3,000,000 shares of common stock to our secretary and our director for net proceeds of $3,000.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2013 the Company had $3,065 cash and our liabilities were $716, comprising of $716 owed to Vitaliy Gorelik, our president.  Since inception through May 31, 2013, we have sold 3,000,000 shares of common stock. Mr. Gorelik our president has paid a price of $0.001 per share, for aggregate proceeds of $3,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  Proceed of $20,000 from this offering will likely allow us to operate for at least one year.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s director, Vitaliy Gorelik, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the distribution industry will pose the most significant challenges to the Company’s success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

INCOME TAXES

AB CORP. accounts for its income taxes in accordance with ASC 740-10 “Income Taxes.” Under ASC 740-10, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820 “Fair Value Measurements”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on April 15, 2013.   Argan Beauty Corp. is a distributor of Argan Oil and Argan oil skin care products to stores, spas, and massage therapy offices as well as selling those products online to the public in Germany and later to the rest of Europe. We will import all our products directly from the manufacturers in Morocco and deliver them to our clients in Germany.

At this stage, we have no revenues. The only operations we have engaged in are preparing our business plan and the development of our website. Our potential client list consists of 4 companies ranging from beauty stores, spas and massage therapy offices.

The majority of our business will be initially marketed in Germany but as our operations expand, we plan to expand to other European markets.

CONCEPT

AB CORP. will focus on providing helpful customer service.  We will have vast selection of products as well as same- day delivery services within 100 miles radius. We also offer a no minimum order size and no shipping charges, as well as returns of unused, saleable products for an instant credit.

OUR PRODUCTS

Argan Oil is becoming more popular and known in all the markets around the world. It is rich in Vitamin E and fatty acids and can be used by women and men of all ages. Both women and man can use it in their hair, skin and nails. We will only order 100% organic, pure Argan oil that is grown in Morocco. The list of products we intend to offer will vary from 100% pure Argan Oil to skin care face creams, eye creams, and cleansers made with pure Argan Oil. All our products will be 100% natural with no synthetic chemicals, chemical preservatives, artificial fragrances, artificial colors, harsh detergents or any other unhealthy toxins. Our customers will be able to choose from different sizes of pure Argan Oil: 30 ml, 60 ml, 120 ml and 250 ml. In order to create a better business relationship with our commercial customers such as spas and massage therapy offices we will offer them 500ml and 1L of Argan Oil at a discount price. Below some of the products that we are planning to purchase on our second order:

Many sizes of 100% pure Argan Oil, facial day cream, intensive night cream, lightweight eye cream, facial spf 50 cream, foaming cleanser, brightening mask, natural scrubs all made with Argan Oil as their main ingredient. All other ingredients in these products will also be 100% natural and organic such as jojoba oil, aloe vera, cucumber oil, rosehip wax, pomegranate oil and etc.

CUSTOMERS

The company's primary markets are: stores selling skin and body care lines, stores selling natural and organic cosmetics, spas around the country, massage therapy or Registered Massage Therapy offices that thrive on using only the best oils for their clients and consumers buying online. With expending of our business in the future our markets will include cosmetic stores, spas and massage therapy offices in the rest of Europe.

At this time we have engaged in preliminary talks with 4 potential clients: Sports & Spa Wellness, Natur & Fein Beauty Store, Sachsen Therme, and Massagepraxis Kroß Massage Clinic. All of them have specified to us the products that they require on regular basis and we are going to include them in every one of our orders. These clients have verbally agreed to give us the preference when ordering due to our lower prices and a free delivery service. However we did not execute any agreement with these clients and they do not have any obligation to purchase our product.

MARKETING

Initially, our main way of promoting our services will be by soliciting prospective clients directly and describing our list of products and services. Another way will be by arranging a meeting directly with the potential customer through referrals.

Once we order our initial inventory of products based on the “wish list” from our potential clients and more, we will also be posting the products on our website along with the pictures, the list of ingredients and the option for our customers to leave a review for a specific product they have purchased. Once we will complete the order, we will try to arrange for future orders.

Another main communications channel will be the digital media via Internet.  We plan to promote our products at our website www.arganbeautycorp.com.  Our website will list the benefits of using our products. We will print business cards and have our website listed on it. We will print out brochures with our product list for our potential clients. The client will also be able to submit order requests and/or contact us via email linked to our website or call our company directly.

Furthermore, we plan to attend different fairs and trade shows to further promote our business, hand out business cards, meet potential clients and referrals.

At last, the best marketing of our business will be our low prices. We will focus on sourcing our product from suppliers with high quality product and competitive pricing.  Involving no commission base agents we will take the product straight from the factory to the buyer, keeping the prices low.

CUSTOMER SERVICE

We intend to follow-up on our previous orders to make sure everything worked out well and our clients don’t have any problems or concerns. To our business customers we will offer same- day, and 2 day delivery on a regular basis with no minimum order size and no shipping charges. Customer order received by noon will be delivered same day within a 100 miles radius. Orders that are farther away then 100 miles radius, will be delivered within 2 business days.  In the future all orders placed through our website will be mailed the same day with Deutsche Post. All shipping will be free on orders of $50 or more made on our website.  At first, Mr. Gorelik or the secretary will use Mr. Gorelik's car (2009 Chevrolet) to deliver products. Mr. Gorelik will bill us $.25 per each km driven.  When our operations expand by December 2013 we plan on renting another car to use for delivering products in addition to Mr. Gorelik’s car. Estimated cost per year $ 3,200.

Returns of unused, saleable products will be accepted for an instant credit and left in our inventory for resale to another client.

AGREEMENT

At this time we only have one agreement with our web designers at Smart Creations. Here are some of the terms of the agreement:

a)
The following sections will be added: Home/About us/ Products/Contact us/ Argan Oil/ Argan Oil Uses.  Our customers will be able to submit order requests and/or contact us via email linked to our website.

b)
Some of the key points for our website development will be added: customizable forms to capture valuable info from customers, addition of order forms to make it faster and easier for our customers to order products online, youtube links, maps and driving directions for locals, and Twitter account will also be added as a way of communicating with potential clients.

c)
Smart Creations will design a website to fully work in multiple browsers and multiple versions of code/pages.  We will bring corporate design and clear message to our customer in Deutschland.  Smart Creations represents and warrants that the website will be supported by the following versions: Microsoft® Internet Explorer versions 5 and higher, Netscape Navigator/ Communicator version 4 and higher, Mozilla Firefox version 1.0 and above. The website will also include a mobile version in order for it to be viewed on the cellular phone.

d)	The website will be fully functional by August 2013.

With the expansion of the company we intend to sign executive agreements with our customers in Europe as well as suppliers in Morocco.

PRICES AND PAYING

Germany has a free-trade agreement with Morocco, so we will not need to pay any duties on our products coming from there. It will take approximately 2-3 weeks to receive our order. Our prices on products will have an additional Deutsch government obligatory VAT of 19%.  Payments shall be made to one of our accounts without any deductions.

Payments by Customer shall be due upon receipt of the invoice. Customer agrees to make payment within 14 days. Upon the expiry of this deadline, Customers shall be in default of payment.

COMPETITION

Our competition will include other distribution companies, importers, and agents with the same or similar product list. However, there is an increase in public interest in natural products and cosmetics and the field grows rapidly and there is a constant need for new pure and organic products. We expect competition to continue to intensify in the future. Competitors include companies with a more substantial customer bases. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us, which could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees.

OFFICES

Our office is currently located at Faraday Str.31, Leipzig, Germany 04159. Our telephone number is 49(0)173 8435 311. The office and storage space is provided by our director is free of charge. We do not pay any rent to Mr. Gorelik and there is no agreement to pay any rent in the future.

Upon selling 50% of our stock offering, we intend to rent an office (approx. 200 sq. feet) in the center of Leipzig. As of the date of this prospectus, we have not sought or selected a new office sight and have no arrangement or lease agreement for the bigger storage.

GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive Officers and Director	Age	Position

Vitaliy Gorelik Faraday Str. 31 Leipzig, Germany 04159	38	President, Treasurer and Director

Caroline Bastidas Faraday Str. 31 Leipzig, Germany 04159	32	Secretary

Vitaliy Gorelik has been our president since April 15, 2013. From 2003 to 2007 Mr. Gorelik worked as a Sous Chef at Bürgerhaus in Delitzsch, Germany. Starting from 2008 till 2010 he became a full-time manager at Kurhaus, his family owned restaurant. From 2010 to present our president still works part-time at Kurhaus and part time devoting to starting up Argan Beauty Corp.

Caroline Bastidas, our secretary, studied at University of Chile where she majored in commerce from 2001 till 2005. From 2006- 2009 Ms. Bastidas worked as a Sales Representative at Seguros Chile, an Insurance company. From 2009-2013 Ms. Bastidas worked as a Cash Operations Specialist in Banco de Chile, the Bank of Chile. Presently, Ms. Bastidas is devoting her time to management of Argan Beauty Corp. Currently she devotes 30 hours a week to AB CORP.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Mr. Gorelik, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees other than our President, Vitaliy Gorelik, who currently devotes approximately twenty-five hours per week to company matters and Caroline Bastidas, our secretary, who currently devotes 30 hours per week to our operations.  As our business expands, Mr. Gorelik intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the “Named Executive Officers”) from inception on April 15, 2013 until May 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Vitaliy Gorelik, President, Treasurer	April 15, 2013 to May 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Caroline Bastidas, Secretary	April 15, 2013 to May 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Vitaliy Gorelik currently devotes approximately twenty-five hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

Caroline Bastidas currently devotes approximately thirty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of May 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Vitaliy Gorelik	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vitaliy Gorelik will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

At this time a shareholder and an officer Vitaliy Gorelik loaned $100 to the Company to open the bank account. The loan is unsecured, non-interest bearing and due on demand. The balance due to our shareholder and an officer was $716 as of May 31, 2013.  The office and storage space is provided by our director is free of charge (approx. 150 sq. ft).  We do not pay any rent to Mr. Gorelik and there is no agreement to pay any rent in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Vitaliy Gorelik Faraday Str. 31 Leipzig, Germany 04159	3,000,000 shares of common stock (director)	100%

	Caroline Bastidas Faraday Str. 31 Leipzig, Germany 04159	-	0%

	Director and Executive officer as a group (2 persons)	3,000,000 shares of common stock	100%

On May 31, 2013 there were 3,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Argan Beauty Corp. has 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Vitaliy Gorelik will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Gorelik is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gorelik will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Vitaliy Gorelik not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Gorelik will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our president will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Argan Beauty Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.02.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Argan Beauty Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Argan Beauty Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  As of May 31, 2013 there were 3,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided by Cane Clark, LLP.  A copy of the correspondence pursuant to which Cane Clark, LLP provides that opinion is included as an exhibit to the registration statement of which this prospectus is a part.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Argan Beauty Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

KLJ & Associates, LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of AB CORP. for the period ended May 31, 2013, and related notes, included in this prospectus have been audited by KLJ & Associates, LLP, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

ARGAN BEAUTY CORP.
(A Development Stage Company)

FINANCIAL STATEMENTS

Including Independent Auditors’ Report

For the Period From April 15, 2013 (Date of Inception)
to May 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Argan Beauty Corp.

We have audited the accompanying balance sheet of Argan Beauty Corp. (a development stage company) (the “Company”) as of  May 31, 2013 and the related statements of operations, stockholders’ equity, and cash flows for the period  ended. Argan Beauty’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argan Beauty Corp. as of May 31, 2013, and the results of its operations and its cash flows for  the period April 15, 2013 (inception) to May 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, The Company is in the development stage, has not earned significant revenue, has suffered net losses and has had negative cash flows from operating activities during the period  ended April 15, 2013 (inception) through May 31, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
St. Louis Park, Minnesota
July 30, 2013

1660 S Highway 100
Suite 500
St. Louis Park, Minnesota  55416
630.277.2330

Argan Beauty Corp.
(A Development Stage Company)
Balance Sheet

ASSETS	May 31, 2013

Current Assets
Cash and cash equivalents	$3,065

Total Current Assets	3,065

Total Assets	$3,065

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Loan from Shareholder	$716

Total Liabilities	716

Stockholders’ Equity
Common Stock, par value $.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(651)

Total Stockholders’ Equity	2,349

Total Liabilities and Stockholders’ Equity	$3,065

The accompanying notes are an integral part of these financial statements.

Argan Beauty Corp.
(A Development Stage Company)
Statement of Operations
For the Period from April 15, 2013 (Inception) to May 31, 2013

For the period from April 15, 2013 (Inception) to May 31, 2013

Revenues	$-

Operating Expenses
General and administrative expenses	651

Total Operating Expenses	651

Net Loss From Operations	651

Provision for Income Taxes	-

Net Loss	$651

Net Loss Per Share: Basic and diluted	$(0.00)

Weighted-average number of common shares outstanding: Basic and diluted	3,000,000

The accompanying notes are an integral part of these financial statements.

Argan Beauty Corp.
(A Development Stage Company)
Statements of Stockholders’ Equity
For the Period from April 15, 2013 (Inception) to May 31, 2013

	Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, April 15, 2013	-	-	-	-	-

Shares issued for cash at $0.001 per share	3,000,000	3,000	-	-	3,000

Net loss for the period ended May 31, 2013	-	-	-	(651)	(651)

Balance as of May 31, 2013	3,000,000	3,000	-	(651)	2,349

The accompanying notes are an integral part of these financial statements.

Argan Beauty Corp.
(A Development Stage Company)
Statements of Cash Flows
For the Period from April 15, 2013 (Inception) to May 31, 2013

For the Period from April 15, 2013 (Inception) to May 31, 2013
Cash flows from operating activities:
Net loss for the period	$(651)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-

Net cash used in operating activities	(651)

Cash flows from financing activities:
Proceeds from sale of common stock	3,000
Loan from shareholder	716

Net cash provided by financing activities	3,716

Net increase (decrease) in cash	3,065

Cash, beginning of the period	-
Cash, end of the period	$3,065

Supplemental Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Argan Beauty Corp.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Argan Beauty Corp. is a development stage company, registered in the State of Nevada on April 15, 2013, formed to distribute Argan oil products. Argan Beauty Corp. will position itself to take full advantage of distributing Argan oil products from manufacturers to customers.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of May 31, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses.  The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues therefrom.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a May 31 fiscal year end.

Argan Beauty Corp.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2013.

Argan Beauty Corp.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Argan Beauty Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – LOAN FROM SHAREHOLDER

On April 7, 2013, a shareholder loaned $716 to the Company to open a ban account and pay expenses on behalf of the Company.

The loan is unsecured, non-interest bearing and due on demand.

The balance due to the shareholder was $716 as of May 31, 2013.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 3,000,000 shares of common stock for cash proceeds of $3,000 at $0.001 per share.

There were 3,000,000 shares of common stock issued and outstanding as of May 31, 2013.

Argan Beauty Corp.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of May 31, 2013, the Company had net operating loss carry forwards of approximately $651 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

For the Period from April 15, 2013 (Inception) to May 31, 2013
Federal income tax benefit attributable to:
Current operations	$221
Less: valuation allowance	(221)
Net provision for Federal income taxes	$-

Argan Beauty Corp.
(A Development Stage Company)
Notes to Financial Statements
May 31, 2013

NOTE 7 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

For the Period from April 15, 2013 (Inception) to May 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$221
Less: valuation allowance	(221)
Net deferred tax asset	$-

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

ARGAN BEAUTY CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$20.00
Printing Expenses	$200.00
Auditor Fees and Expenses	$6,000.00
Legal Fees and Expenses	$3,280.00
Transfer Agent Fees	$500.00
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Argan Beauty Corp.’s bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Argan Beauty Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 13, 2013, Argan Beauty Corp. sold 3,000,000 shares of common stock to our president, Mr. Gorelik, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,000.

AB CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated June 1, 2013 between AB CORP and Smart Creations (website development)
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of KLJ & Associates, LLP (3)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Faraday Str. 31, Leipzig, Germany 04159 on August 6, 2013.

ARGAN BEAUTY CORP.

By:	/s/ Vitaliy Gorelik
Vitaliy Gorelik-President
Principal Executive Officer, Controller Principal Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 6, 2013	By:	/s/ Vitaliy Gorelik
Vitaliy Gorelik-President Principal Executive Officer, Controller Principal Financial Officer, Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Agreement dated June 1, 2013 between AB CORP and Smart Creations (website development)
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of KLJ & Associates, LLP (3)